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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 15, 2002


                             SEMOTUS SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



           NEVADA                    0-21069                  36-3574355
(State or other jurisdiction of    (Commission             (I.R.S. Employer
 incorporation or organization)    File Number)           Identification No.)


          1735 Technology Drive, Suite 790, San Jose, California 95110
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 367-1700
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              (Registrant's Telephone Number, including area code)



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ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         BDO Seidman, LLP served as our independent auditors from September 3, 1998 to July 15, 2002. We have determined to change our independent auditors for fiscal year 2003, and we notified BDO Seidman LLP of this decision on July 15, 2002. The decision to change independent auditors was recommended by the Company's Management and the Audit Committee of the Board of Directors, and approved by a unanimous vote of the full Board of Directors.

         Our decision to change our independent auditors did not occur due to any existing or previous accounting disagreements with BDO Seidman LLP, and BDO Seidman LLP has expressed no disclaimer of opinion, adverse opinion, qualification or limitation regarding our financial statements or the audit process, for the fiscal years ended March 31, 2002 or 2001. Neither have there been any accounting disagreements or reportable events within the meaning of
Item 304(a)(1)(iv) and Item 304(a)(1)(v) of SEC Regulation S-K for those periods. BDO Seidman LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

         On July 15, 2002, we engaged Burr, Pilger & Mayer LLP to serve as our independent auditors for the fiscal year ending March 31, 2003. The decision to engage Burr, Pilger & Mayer LLP was recommended by the Company's management team and the Audit Committee of the Board of Directors, and unanimously approved by the full Board of Directors. We did not seek the advice of Burr, Pilger & Mayer LLP on specific audit issues relating to our consolidated financial statements prior to engagement of this firm.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)  EXHIBITS.

              16.1 - Letter from BDO Seidman, LLP dated July 17, 2002




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           SEMOTUS SOLUTIONS, INC.


         Date:  July 17, 2002              By: /s/ Anthony N. LaPine
                                               --------------------------------
                                           Anthony N. LaPine,
                                           President and Chief Executive Officer